UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

As previously announced in a Current Report on Form 8-K filed by MMRGlobal, Inc. (the "Company") on December 14, 2011, the Company entered into a Settlement and Patent License Agreement (the "Agreement") with Surgery Center Management LLC ("SCM") on December 9, 2011, which contained a provision allowing SCM to terminate the Agreement if at least one US Notice of Allowance from the list of twenty licensed patents (the "Licensed Patents") was not received by the Company within a certain time frame. Since December 14, 2011, the Company has received three US Notices of Allowance with respect to certain of the License Patents within the required time frame. Therefore, SCM's right to terminate the Agreement has lapsed.

Although the Company originally intended to file the Agreement with its Annual Report on Form 10-K for the year ended December 31, 2011, due to recent events surrounding the Licensed Patents and certain other matters, the Company has elected to file the Agreement herewith.

The above summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.2	Settlement and Patent License Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
January 17, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement and Patent License Agreement PDF